Corporate Office                                    Phone: 318-234-4590
130 East Kaliste Saloom Road                       Toll free: 1-800-299-3483
Lafayette, Louisiana 70508                             http://www.amdive.com
________________________________________________________________________________

                           AOD ACQUISITION CORP.
        a wholly-owned subsidiary of American Oilfield Divers, Inc.

                                                          September 25, 1996

Dear Shareholder of Hard Suits Inc.:

  AOD Acquisition Corp. (the "Offeror"), a wholly-owned subsidiary of American Oilfield Divers, Inc. ("AOD" -- NASDAQ trading symbol: "DIVE"), is making an offer (the "Offer") to purchase any and all of the outstanding common shares (the "Common Shares") of Hard Suits Inc. ("Hard Suits") (formerly International Hard Suits Inc.), at a cash price of Cdn. $1.50 per Common Share. The Offer is open for acceptance until 12:01 a.m. (local time) on October 17, 1996.

  AOD is a leading provider of diving services, subsea products and engineering, marine construction and environmental services to the offshore oil and gas industry, primarily in the U.S. Gulf of Mexico, U.S. West Coast, internationally and to certain U.S. inland customers. AOD management believes that the acquisition of Hard Suits would enhance its shareholder value by strategically improving AOD's capabilities to service its customers' needs with the addition of the NEWTSUIT(R), a one atmosphere diving suit, to its compliment of diving equipment. This acquisition will enable the combined company to maintain Hard Suits' North Vancouver facility and to more effectively further the development, marketing and commercialization of the NEWTSUIT(R) diving system. The Offer will also allow the existing shareholders of Hard Suits to realize a 41% premium to the current market price of the Common Shares. For a summary of trading in the Common Shares and Hard Suits' financial performance please refer to "Price Range and Trading Volume of the Common Shares" and "Selected Financial Information" on pages 19 and 20 of the accompanying Offering Circular.

  Based upon the public information available to the Offeror, there are currently 9,242,688 Common Shares outstanding. The largest holder of Common Shares is Rene T. (Phil) Nuytten, who directly or indirectly owns 2,126,427 Common Shares, representing 23% of the total number of Common Shares outstanding, of which 416,666 shares (or 4.5%) are owned by Can-Dive Services Ltd., which is in receivership.

  AOD is concerned that, unless significant changes and improvements are made in the very near future, the deteriorating financial condition of Hard Suits, its lack of working capital and its recent management turnover could prevent its shareholders from ever realizing value from their investment in Hard Suits. It is the intention of the Offeror to acquire all of the Common Shares and to take whatever steps are necessary or appropriate, in full compliance with all applicable laws, to privatize Hard Suits, so that it will become a wholly-owned subsidiary of AOD.

  The Common Shares are listed on The Toronto Stock Exchange (the "TSE") and the Vancouver Stock Exchange (the "VSE"). The purchase of Common Shares pursuant to the Offer will reduce the number of Common Shares that might otherwise trade publicly and may reduce the number of holders of Common Shares and could adversely affect the liquidity and market value of the remaining Common Shares. Depending upon the number of Common Shares acquired under the Offer, the Common Shares may no longer meet minimum listing requirements of the TSE or VSE and, accordingly, the Common Shares could be delisted. It is the intention of the Offeror to acquire all of the outstanding Common Shares and to seek the delisting of such shares from both the TSE and VSE as soon as possible.

  This letter is accompanied by the following documents:

     (a) the Offer (please refer to pages 9-17 of the accompanying Offering Circular);

     (b) an Offering Circular providing information with respect to the Offer, the Offeror and Hard Suits (please refer to pages 18-30 of the accompanying Offering Circular); and

     (c) a Letter of Transmittal, Notice of Guaranteed Delivery and return envelope for your use in accepting the Offer.

  You may accept the Offer by completing the Letter of Transmittal in accordance with the instructions contained therein and delivering it, together with the share certificate or certificates representing your Common Shares and all other documents required by the Letter of Transmittal, to one of the offices of The R-M Trust Company specified in the Letter of Transmittal, or by requesting your stockbroker, investment dealer, bank, trust company or other nominee to effect the transaction for you. Full details regarding the manner and time of acceptance of the Offer are set out in the Offer.

  It is important that you read the documents accompanying this letter as soon as possible. If you are in any doubt as to how to deal with the Offer, you should consult your stockbroker, investment dealer, bank manager, lawyer or other professional advisor.

  For further information, Shareholders in Canada should call the Consultant, J. Proust & Associates Inc., at 1-888-331-3341 (toll free), and Shareholders in the United States should call the Information Agent, Corporate Investor Communications, Inc., at 1-800-346-7885 (toll free).

Yours truly,
AOD Acquisition Corp.

By: ______________________________
George C. Yax
Chairman of the Board
President and Chief Executive Officer
_____________________________________________________________________________
_____________________________________________________________________________

                          AOD ACQUISITION CORP.

                      a wholly-owned subsidiary of

                      AMERICAN OILFIELD DIVERS, INC.

                             OFFER TO PURCHASE

                  all of the Outstanding Common Shares of

                              HARD SUITS INC.

                  (formerly International Hard Suits Inc.)
                              at a price of
                               $1.50 cash
                          for each Common Share

  THE OFFER WILL BE OPEN FOR ACCEPTANCE UNTIL 12:01 A.M. (LOCAL TIME) ON OCTOBER 17, 1996, UNLESS WITHDRAWN OR EXTENDED.

  The Offer is conditional upon, among other things, there being validly deposited under the Offer and not withdrawn such number of common shares (the "Common Shares") of Hard Suits Inc. ("Hard Suits") as is required in order for AOD Acquisition Corp. (the "Offeror"), together with its affiliates, to own at least 50.1% of the voting rights attaching to all of the Common Shares and Class "A" Performance Shares of Hard Suits outstanding upon completion of the Offer (calculated on a fully-diluted basis). See Section 4 of the Offer, "Conditions of the Offer".

  The closing price of the Common Shares on The Toronto Stock Exchange on September 24, 1996, the trading day immediately prior to the announcement of the Offer, was $1.06. The Offer is at a 41% premium to this price.

  Shareholders who wish to accept the Offer must properly complete and execute the accompanying Letter of Transmittal (printed on blue paper) or a manually executed facsimile thereof and deposit it, together with certificates representing their Common Shares, in accordance with the instructions and rules in the Letter of Transmittal. Alternatively, Shareholders may follow the procedures for guaranteed delivery set forth under Section 3 of the Offer, "Manner of Acceptance -- Procedure for Guaranteed Delivery".

  Questions and requests for assistance may, in the case of Shareholders in Canada, be directed to the Offeror, the Depositary or the Consultant and, in the case of Shareholders in the United States, to the Offeror, the Depositary or the Information Agent. Additional copies of this document, the Letter of Transmittal and the Notice of Guaranteed Delivery may be obtained without charge on request from those persons at their respective offices shown on the Letter of Transmittal.

  Shareholders whose Common Shares are registered in the name of a nominee should contact their broker, investment dealer, bank, trust company or other nominee for assistance.

  Shareholders should be aware that, during the period of the Offer, the Offeror or its affiliates, directly or indirectly, may bid for or make purchases of Common Shares subject to the Offer, as permitted by applicable laws or regulations of Canada or its provinces or territories.

September 25, 1996

  This document is important and requires your immediate attention. If you are in any doubt as to how to deal with it, you should consult your investment dealer, stockbroker, bank manager, lawyer or other professional advisor.
_____________________________________________________________________________
_____________________________________________________________________________


            Notice to Shareholders in the United States of America

  Holders of Common Shares in the United States or other jurisdictions should be aware that disposition of the securities described herein may have tax consequences both in the United States or such other jurisdictions, as applicable, and Canada. Such consequences for investors who are resident in or citizens of the United States or such other jurisdictions, as applicable, are not described herein.

  The Offer is made for securities of a Canadian issuer and is subject to Canadian disclosure and other requirements. Shareholders should be aware that such requirements are different from those of the United States.

  The enforcement by Shareholders of civil liabilities under the United States federal securities laws may be affected adversely by the fact that the Offeror is incorporated under the laws of the Yukon Territory, Canada and that some or all of its officers and directors may be residents of Canada.

  This document does not constitute an offer or a solicitation to any person in any jurisdiction in which such offer or solicitation is unlawful. The Offer is not being made to, nor will deposits be accepted from or on behalf of, holders of Common Shares in any jurisdiction in which the making or acceptance thereof would not be in compliance with the laws of such jurisdiction. However, the Offeror or its agents may, in their sole discretion, take such action as they may deem necessary to extend the Offer to holders of Common Shares in such jurisdiction.

                             TABLE OF CONTENTS


                                  Page
                                  ----
DEFINITIONS                         4
SUMMARY                             6
  The Offer                         6
  The Offeror and AOD               6
  Hard Suits                        6
  Purpose of the Offer              6
  Conditions of the Offer           6
  Acquisition of Common Shares
     Not Deposited                  7
  Effect of the Offer on Market
     and Listings                   7
  Time for Acceptance               7
  Manner of Acceptance              7
  Withdrawal of Deposited Common
     Shares                         7
  Payment                           8
  Market Price of Common Shares     8
  Canadian Federal Income Tax
     Considerations                 8
  Depositary                        8
  Solicitation of Acceptances       8
OFFER                               9
   1. The Offer                     9
   2. Time for Acceptance           9
   3. Manner of Acceptance          9
   4. Conditions of the Offer      10
   5. Extension and Variation of
      the Offer                    12
   6. Payment for Deposited
      Common Shares                13
   7. Return of Common Shares      13
   8. Withdrawal of Deposited
      Common Shares                14
   9. Dividends and
      Distributions; Liens         15
  10. Acquisition of Common
      Shares Not Deposited         15
  11. Mail Service Interruption    15
  12. Notice                       15
  13. Market Purchases             16
  14. Other Terms of the Offer     16
OFFERING CIRCULAR                  18
  The Offeror and AOD              18
  Hard Suits                       18
  Price Range and Trading Volume
     of the Common Shares          19
  Selected Financial Information   20
  Background to the Offer          21
  Purpose of the Offer and Plans
     for Hard Suits                22
  Source of Funds                  22
  Holdings of Securities of Hard
     Suits                         23
  Trading in Securities of Hard
     Suits                         23
  Commitments to Acquire Common
     Shares                        23
  Arrangements, Agreements or
     Understandings                23
  Material Changes and Other
     Information                   23
  Effect of the Offer on Market
     and Listing                   24
  Depositary and U.S. Forwarding   24
     Agent Solicitation of
     Acceptances                   24
  Acquisition of Common Shares
     Not Deposited                 24
  Canadian Federal Income Tax
     Considerations                26
  Available Information            28
  Statutory Rights                 28
  Consent                          29
APPROVAL AND CERTIFICATE           30


                           DEFINITIONS


  In the accompanying Summary, Offer and Offering Circular, unless the subject matter or context is inconsistent therewith, the following terms shall have the meanings indicated:

"affiliate" has the meaning ascribed thereto in the Securities Act;

"AOD" means American Oilfield Divers, Inc., a corporation incorporated under the laws of Louisiana;

"associate" has the meaning ascribed thereto in the Securities Act;

"Circular" means the accompanying Offering Circular;

"Common Shares" means the common shares without par value in the capital of Hard Suits;

"Consultant" means J. Proust & Associates Inc., a company incorporated under the laws of British Columbia, which is owned by Mr. John Proust;

"Depositary" means The R-M Trust Company;

"Eligible Institution" means a Canadian chartered bank, a trust company in Canada, a commercial bank or trust company having an office, branch or agency in the United States or a member firm of the TSE, The Montreal Exchange, the VSE, the Investment Dealers Association of Canada, a national securities exchange in the United States or the National Association of Securities Dealers, Inc.;

"Expiry Time" means 12:01 a.m. (local time) on October 17, 1996, or such later time and date or times and dates as may be fixed by the Offeror from time to time pursuant to Section 5 of the Offer, "Extension and Variation of the Offer";

"fully-diluted basis" means, with respect to the number of Common Shares, the number of Common Shares that would be outstanding assuming all outstanding options, warrants and other rights to acquire Common Shares had been exercised;

"Hard Suits" means Hard Suits Inc., a company incorporated under the laws of British Columbia, previously named "International Hard Suits Inc.";

"Information Agent" means Corporate Investor Communications, Inc.;

"Letter   of  Transmittal"  means  a  letter  of  transmittal  in  the  form accompanying this Offer and the Circular (printed on blue paper);

"Notice of Guaranteed Delivery" means a notice of guaranteed delivery of the Common Shares being tendered by the holder, in the form accompanying this Offer and the Circular (printed on green paper);

"Offer" means the offer to purchase the Common Shares made hereby to Shareholders by the Offeror, the terms and conditions of which are set forth in the accompanying Offer, the Circular, the Letter of Transmittal and the Notice of Guaranteed Delivery;

"Offeror" means AOD Acquisition Corp., a corporation incorporated under the laws of the Yukon Territory, which is a wholly-owned subsidiary of AOD;

"Offer Period" means the period commencing on September 25, 1996 and ending at the Expiry Time;

"OSC" means the Ontario Securities Commission;

"Performance Shares" means the Class "A" Performance Shares without par value in the capital of Hard Suits;

"Policy 9.1" means OSC Policy Statement No. 9.1, as amended;

"Securities Act" means the Securities Act (British Columbia);

"Shareholders" means the holders of Common Shares;

"Subsequent Transaction" has the meaning ascribed thereto under "Acquisition of Common Shares Not Deposited" in the Circular;

"subsidiary" has the meaning ascribed thereto in the Securities Act;

"TSE" means The Toronto Stock Exchange;

"U.S. Forwarding Agent" means ChaseMellon Shareholder Services LLC;

"U.S. Holder" means a citizen of the United States or any person resident in the United States for U.S. federal income tax purposes; and

"VSE" means the Vancouver Stock Exchange.
_____________________________________________________________________________

            All dollar references in the accompanying Summary, Offer and Offering Circular are in Canadian dollars unless otherwise stated.

                                SUMMARY

  The following is a summary only and is qualified by the detailed provisions contained elsewhere in the Offer and the Circular. The information concerning Hard Suits contained in the Offer and the Circular has been taken from or based upon publicly available documents and records on file with Canadian securities regulatory authorities and other public sources.

The Offer

  The Offeror is offering, upon the terms and subject to the conditions of the Offer, to purchase all of the Common Shares issued and outstanding at the Expiry Time, including Common Shares which may become outstanding on the exercise of stock options or warrants, at a price of $1.50 per Common Share in cash.

  Based upon the information available to the Offeror, the number of Common Shares currently issued and outstanding is 9,242,688 (10,355,693 after giving effect to the exercise of stock options to purchase 812,905 Common Shares and share purchase warrants exercisable for 300,000 Common Shares which are currently outstanding).

The Offeror and AOD

  The Offeror is a corporation incorporated under the laws of the Yukon Territory and is a wholly-owned subsidiary of AOD (a Louisiana corporation).

  AOD is a U.S.-based company that is a leading single-source provider of diving, subsea products and engineering and related services to the offshore oil and gas industries in the Gulf of Mexico, United States west coast and select international markets, and which provides inland underwater services to domestic industrial and governmental customers.

  As of the date hereof, the Offeror  does not own any Common Shares of Hard
Suits.

Hard Suits

  Hard Suits develops, manufactures and markets a one atmosphere diving suit, known as the "NEWTSUIT(R)", and provides underwater services using the NEWTSUIT(R) and other diving systems. Hard Suits manufactures the NEWTSUIT(R), thruster packs and ancillary equipment at its facility in North Vancouver, British Columbia. The services provided by Hard Suits include diving services and the provision of NEWTSUIT(R)s, remote vehicles and manned submersibles.

Purpose of the Offer

  The purpose of the Offer is to acquire control of Hard Suits. It is the present intention of the Offeror to acquire all of the Common Shares. See "Acquisition of Common Shares Not Deposited" in the Circular. The acquisition of Hard Suits would create significant synergies with AOD by allowing AOD to better service its existing clients through the creation of a substantially larger and more competitive international subsea products and services company, with the managerial focus, financial resources and systems and facilities to compete more effectively in both domestic and international markets. The Offeror is of the opinion that the Offer is in the best interests of the Shareholders due to the deteriorating financial condition of Hard Suits, its lack of working capital and its recent management turnover.

Conditions of the Offer

  The Offeror reserves the right to withdraw the Offer and not take-up and pay for any Common Shares deposited under the Offer unless the conditions described in Section 4 of the Offer, "Conditions of the Offer" are satisfied. The Offer is conditional upon, among other things:

     (a) the valid deposit under the Offer and non-withdrawal of such number of Common Shares as is required in order for the Offeror, together with its affiliates, to own at least 50.1% of the voting rights attaching to all Common Shares and Performance Shares outstanding upon completion of the Offer (calculated on a fully-diluted basis);

     (b) the board of directors of Hard Suits not adopting a shareholder rights plan that, in the sole judgment of the Offeror, adversely affects or impedes the purchase of Common Shares by the Offeror in accordance with the Offer or under any Subsequent Transaction;

     (c) there being no existing, pending or threatened action or proceeding in Canada or elsewhere that, in the sole judgment of the Offeror, could cease trade, enjoin or prohibit the sale by any holder of Common Shares or the purchase by the Offeror of Common Shares in accordance with the Offer or a Subsequent Transaction or the right of the Offeror to own Common Shares to be acquired in accordance with the Offer;

     (d) the Offeror having determined in its sole judgment that neither Hard Suits nor any of its subsidiaries has taken any action which might make it inadvisable for the Offeror to proceed with the Offer or the taking up and paying for Common Shares under the Offer including, without limitation, Hard Suits or any of its subsidiaries entering into, releasing, relinquishing, renewing, extending or amending any contract, right, privilege or entitlement that in any such case is, in the sole judgment of the Offeror, material to Hard Suits or any of its subsidiaries; and

     (e) the board of directors of Hard Suits having been reconstituted such that a majority of its members are persons nominated by the Offeror.

The conditions to the Offer are for the exclusive benefit of the Offeror and may be asserted by the Offeror regardless of the circumstances (including any action or inaction by the Offeror) giving rise to the assertion or may be waived by the Offeror in its sole discretion, in whole or in part, at any time and from time to time without prejudice to any other right that the Offeror may have under the Offer.

Acquisition of Common Shares Not Deposited

  If the Offer is successful, the Offeror currently intends to pursue, to the extent possible, such means as are permitted by applicable law to seek to effect a Subsequent Transaction for the purpose of enabling it, or a wholly- owned subsidiary of the Offeror, to acquire all of the Common Shares not deposited under the Offer. See "Acquisition of Common Shares Not Deposited" in the Circular.

Effect of the Offer on Market and Listings

  Depending on the number of Common Shares acquired under the Offer, the Common Shares may no longer meet the minimum listing requirements of the TSE and VSE and, accordingly, the Common Shares could be delisted. It is the intention of the Offeror to acquire all of the Common Shares and to seek the delisting of such shares from both the TSE and VSE as soon as possible.

Time for Acceptance

  The Offer will be open for acceptance until 12:01 a.m. (Vancouver time) on October 17, 1996, or until such later time and date to which the Offer may be extended, unless withdrawn by the Offeror.

Manner of Acceptance

  A Shareholder wishing to accept the Offer must deposit certificates representing Common Shares, together with a properly completed and duly executed Letter of Transmittal, or a manually signed facsimile thereof, at any one of the offices of the Depositary or the U.S. Forwarding Agent specified in the Letter of Transmittal prior to the Expiry Time. Instructions are contained in the Letter of Transmittal (printed on blue paper) which accompanies the Offer. If a Shareholder wishes to deposit Common Shares pursuant to the Offer and the certificates representing such Common Shares are not immediately available, or such Shareholder is not able to deliver such certificates and all other required documents to the Depositary or the U.S. Forwarding Agent prior to the Expiry Time, such Common Shares may nevertheless be deposited in compliance with the procedures for guaranteed delivery. See Section 3 of the Offer, "Manner of Acceptance -- Procedure for Guaranteed Delivery".

  Shareholders will not be required to pay any fee or commission if they accept the Offer by transmitting their Common Shares directly to the Depositary or the U.S. Forwarding Agent.

Withdrawal of Deposited Common Shares

  Any Common Shares deposited in acceptance of the Offer may be withdrawn at any time before 12:01 a.m. (local time) on October 17, 1996, and, if not taken up and paid for by the Offeror prior to the receipt by the Depositary or the U.S. Forwarding Agent of a notice of withdrawal in respect of such Common Shares, may be withdrawn at any time after 45 days after the Offer is mailed to Shareholders. In addition, additional withdrawal rights may be available under other circumstances as required by applicable law. See
Section 8 of the Offer, "Withdrawal of Deposited Common Shares". Except as so indicated or as otherwise required by applicable law, deposits of Common Shares are irrevocable.

  In order for any withdrawal to be made, notice of the withdrawal must be in writing (which includes a telegraphic communication or notice by electronic means that produces a printed copy), and must be actually received by the Depositary or the U.S. Forwarding Agent at the place of deposit of the applicable Common Shares (or Notice of Guaranteed Delivery in respect thereof) or by facsimile transmission to the Vancouver office of the Depositary within the period permitted for withdrawal. Any such notice of withdrawal must (i) be signed by or on behalf of the person who signed the Letter of Transmittal that accompanied the Common Shares (or Notice of Guaranteed Delivery in respect thereof) to be withdrawn, and (ii) specify such person's name, the number of Common Shares to be withdrawn, the name of the registered holder and the certificate number shown on each certificate representing the Common Shares to be withdrawn.

Payment

  If all the conditions referred to under Section 4 of the Offer, "Conditions of the Offer", have been fulfilled or waived by the Offeror at the Expiry Time, the Offeror will become obligated to take up the Common Shares validly deposited and not withdrawn pursuant to the Offer not later than ten days after the Expiry Time and to pay for Common Shares taken up as soon as possible, but in any event not later than three days after taking up the Common Shares. See Section 6 of the Offer, "Payment for Deposited Common Shares".

Market Price of Common Shares

  The Common Shares are listed and posted for trading on the TSE and VSE. On September 24, 1996, the trading day immediately prior to the public announcement of the intention of the Offeror to make the Offer, the closing price of the Common Shares on the TSE was $1.06 per share.

Canadian Federal Income Tax Considerations

  A Shareholder resident in Canada who sells Common Shares pursuant to the Offer will be required to report the sale as a taxable transaction for Canadian federal income tax purposes and may thereby realize a capital gain or capital loss. Shareholders who have never been resident in Canada should not, in most circumstances, be subject to Canadian income tax on a disposition of Common Shares resulting from acceptance of the Offer. See "Canadian Federal Income Tax Considerations" in the Circular.

Depositary

  The R-M Trust Company is acting as Depositary under the Offer. ChaseMellon Shareholder Services LLC of New York is acting as U.S. Forwarding Agent. The Depositary and the U.S. Forwarding Agent will receive deposits of certificates representing the Common Shares and accompanying Letters of Transmittal at the offices listed in the Letter of Transmittal. The Depositary will receive Notices of Guaranteed Delivery at its office in Vancouver only.

Solicitation of Acceptances

  The Offeror will solicit acceptances of the Offer, both in Canada and the United States, and the Consultant will solicit acceptances of the Offer in Canada. The Offeror does not currently intend to retain a dealer manager or to form a soliciting dealer group to solicit such acceptances. However, the Offeror has retained Corporate Investor Communications, Inc. as the Information Agent in the United States and may also retain a person or corporation to act in a similar capacity in Canada. Shareholders resident in Canada may direct questions or requests for assistance to the Consultant by calling 1-888-331-3341 (toll free). Shareholders resident in the United States may direct questions or requests for assistance to the Information Agent by calling 1-800-346-7885 (toll free).

                                  OFFER

                                                          September 25, 1996

TO: THE HOLDERS OF COMMON SHARES OF
HARD SUITS INC.

1.   The Offer

  The Offeror hereby offers to purchase, upon the terms and subject to the conditions hereinafter specified, all of the Common Shares issued and outstanding at the Expiry Time, including Common Shares which may become outstanding on the exercise of stock options or warrants, at a price of $1.50 per Common Share in cash.

  The Offer is made only for the Common Shares and is not made for any Performance Shares, options, warrants or rights to purchase Common Shares or for any other securities convertible into or exchangeable for Common Shares. Any holder of such options, warrants, rights or securities who wishes to accept the Offer should exercise the options, warrants, rights or conversion or exchange rights in order to obtain certificates representing Common Shares and deposit the same in accordance with the Offer.

  The accompanying Circular, Letter of Transmittal and Notice of Guaranteed Delivery, which are incorporated into and form part of the Offer, contain important information which should be read carefully before making a decision with respect to the Offer.

2.   Time for Acceptance

  The Offer is open for acceptance until 12:01 a.m. (Vancouver time) on October 17, 1996, or until such later time and date to which the Offer may be extended, unless withdrawn by the Offeror.

3.   Manner of Acceptance

  The Offer may be accepted by delivering to the Depositary or the U.S. Forwarding Agent at any of the offices listed in the Letter of Transmittal (printed on blue paper) so as to arrive there prior to the Expiry Time:

     (a) the certificate or certificates representing the Common Shares in respect of which the Offer is being accepted in proper form for transfer;

     (b) a Letter of Transmittal in the form accompanying the Offer, or a manually signed facsimile thereof, duly completed and executed as required by the instructions and rules set out in the Letter of Transmittal; and

     (c) any other relevant documents required by the instructions and rules set out in the Letter of Transmittal.

  Except as may otherwise be provided in the instructions and rules to the Letter of Transmittal, the signature on the Letter of Transmittal must be guaranteed by an Eligible Institution. If a Letter of Transmittal is executed by a person other than the registered holder of the certificate(s) representing Common Shares deposited therewith, the certificate(s) must be endorsed or be accompanied by an appropriate share transfer power duly and properly completed by the registered holder, with the signature on the endorsement panel or share transfer power guaranteed by an Eligible Institution.

     Procedure for Guaranteed Delivery

  If a Shareholder wishes to deposit Common Shares pursuant to the Offer and
(i) the certificates representing such Common Shares are not immediately available, or (ii) such Shareholder is not able to deliver such certificates and all other required documents to the Depositary or the U.S. Forwarding Agent prior to the Expiry Time, such Common Shares may nevertheless be deposited pursuant to the Offer provided that each of the following conditions is met:

  (a)  such deposit is made by or through an Eligible Institution;

     (b) a properly completed and duly executed Notice of Guaranteed Delivery (printed on green paper) in the form accompanying the Offer, or a manually signed facsimile thereof, together with a guarantee by an Eligible Institution in the form set forth in the Notice of Guaranteed Delivery, is received by the Depositary, at its office in Vancouver as set forth in the Notice of Guaranteed Delivery, prior to the Expiry Time; and

     (c) the certificates representing such deposited Common Shares, in proper form for transfer, together with a properly completed and duly executed Letter of Transmittal (printed on blue paper) in the form accompanying the Offer, or a manually signed facsimile thereof, relating to such Common Shares and any other documents required by the instructions and rules set out in the Letter of Transmittal, are received at the office of the Depositary in Vancouver on or before 4:30 p.m. (Vancouver time) on the third trading day on the TSE after the date of execution of the Notice of Guaranteed Delivery. Delivery to any office other than the Vancouver office of the Depositary will not constitute delivery for the purpose of satisfying a guaranteed delivery.

  A Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission or mail to the Depositary at the office specified above and must include a signature guaranteed by an Eligible Institution in the form set forth in the Notice of Guaranteed Delivery.

     General

  In all cases, payment for the Common Shares deposited and taken up by the Offeror pursuant to the Offer will be made only after timely receipt by the Depositary or the U.S. Forwarding Agent of certificates representing such Common Shares, a properly completed and duly executed Letter of Transmittal, or a manually signed facsimile copy thereof, relating to such Common Shares with the signature thereon guaranteed by an Eligible Institution in accordance with the instructions set out therein, and any other required documents.

  The method of delivery of certificates representing the Common Shares, the Letter of Transmittal and all other required documents is at the option and risk of the person depositing the same. The Offeror recommends that such documents be delivered by hand to the Depositary or the U.S. Forwarding Agent and a receipt obtained therefor or, if mailed, that registered mail (with an acknowledgment of receipt requested) be used and that proper insurance be obtained.

  Shareholders whose Common Shares are registered in the name of a nominee should contact their broker, investment dealer, bank, trust company or other nominee for assistance in depositing such Common Shares.

  The acceptance of the Offer pursuant to the procedures set forth above will constitute an agreement between the depositing Shareholder and the Offeror in accordance with the terms and conditions of the Offer (including the Letter of Transmittal and the Notice of Guaranteed Delivery).

  All questions as to the validity, form, eligibility (including timely receipt) and acceptance of any Common Shares deposited pursuant to the Offer will be determined by the Offeror in its sole discretion, and depositing Shareholders agree that such determination shall be final and binding. The Offeror reserves the absolute right to reject any and all deposits which it determines not to be in proper form or which may, in the opinion of the Offeror, be unlawful to accept under the laws of any jurisdiction. The Offeror also reserves the absolute right to waive any defect or irregularity in the deposit of any Common Shares. There shall be no obligation on the Offeror, the Depositary or the U.S. Forwarding Agent to give notice of any defects or irregularities in any deposit and no liability shall be incurred by any of them for failure to give any such notice. The Offeror's interpretation of the terms and conditions of the Offer (including the Circular, the Letter of Transmittal and the Notice of Guaranteed Delivery) shall be final and binding.

  The Offeror reserves the right to permit the Offer to be accepted in a manner other than that set out above.

4.   Conditions of the Offer

  Notwithstanding any other provision of the Offer, the Offeror shall not be required to take up or accept for payment or pay for any Common Shares, may postpone the taking up or acceptance for payment of, or payment for, deposited Common Shares, and may, in its sole discretion, terminate or amend the Offer, unless, at or prior to the time that Common Shares will be taken up and accepted for payment, each of the following conditions has been satisfied:

     (a) there shall have been validly deposited under the Offer and not withdrawn such number of Common Shares as is required in order for the Offeror, together with its affiliates, to own at least 50.1% of the voting rights attaching to all outstanding Common Shares and Performance Shares (calculated on a fully-diluted basis);

     (b) the board of directors of Hard Suits shall not have adopted a shareholder rights plan that, in the sole judgment of the Offeror, adversely affects or impedes the purchase of Common Shares by the Offeror in accordance with the Offer or under any Subsequent Transaction;

     (c) no material adverse change shall have occurred in the financial markets or the price of the Common Shares nor shall any change (or any condition, event or development involving a prospective change) have occurred or been threatened in the general economic, financial, currency exchange or securities or commodity market conditions in Canada or elsewhere that, in the sole judgment of the Offeror, has or may have a material adverse effect on the value of the Common Shares to the Offeror;

     (d) there shall not have occurred (or, if there shall have previously occurred, the Offeror shall not, prior to the commencement of the Offer, have been made aware of) any change (or any condition, event or development involving a prospective change) in the business, operations, assets, capitalization, financial condition, prospects, licences, permits, rights, privileges or liabilities, whether contractual or otherwise, of Hard Suits or any of its subsidiaries which, in the sole judgment of the Offeror, is materially adverse or may be considered to be significant to a purchaser of Common Shares;

     (e) all requisite governmental, regulatory or judicial approvals or exemptions which the Offeror considers necessary or advisable in connection with the Offer or the acquisition of Common Shares in accordance with the Offer or a Subsequent Transaction shall have been obtained on terms satisfactory to the Offeror in its sole judgment;

     (f) the Offeror shall have determined in its sole judgment that no action, suit or proceeding shall have been threatened or taken before or by any domestic or foreign court, tribunal, governmental agency, stock exchange or other regulatory or administrative agency or commission or before or by any elected or appointed public official or private person (including, without limitation, any individual, corporation, firm, group or other entity in Canada or elsewhere whether or not having the force of law), and no law, regulation, policy or directive (whether or not having the force or law) shall have been proposed, enacted, promulgated or applied:

  (i) to cease trade, enjoin, prohibit or impose material limitations or conditions on the purchase by or the sale to the Offeror of the Common Shares or the right of the Offeror to own or exercise full rights of ownership of the Common Shares;

  (ii) which has had or might have a material adverse effect on Hard Suits and its subsidiaries on a consolidated basis; or

  (iii) which could interfere with or prevent completion of a Subsequent Transaction;

     (g) the Offeror shall have determined in its sole judgment that neither Hard Suits nor any of its subsidiaries has taken any action which might make it inadvisable for the Offeror to proceed with the Offer or the taking up and paying for Common Shares under the Offer including, without limitation, Hard Suits or any of its subsidiaries entering into, releasing, relinquishing, renewing, extending or amending any contract, right, privilege or entitlement that in any such case is, in the sole
  judgment   of   the  Offeror,  material  to  Hard  Suits  or  any  of  its subsidiaries;

     (h) the unconditional release or waiver on terms reasonably satisfactory to the Offeror by all applicable third parties of all material provisions contained in any indenture, instrument, agreement, undertaking or commitment to which Hard Suits or any of its subsidiaries is a party or by which Hard Suits or any of its subsidiaries or any material assets of any of them is bound that requires Hard Suits or any of its subsidiaries to be owned or controlled by Rene T. Nuytten or any of his associates or affiliates or that are otherwise required in connection with the acquisition by the Offeror of the Common Shares;

     (i) all outstanding rights to purchase or otherwise acquire authorized and unissued Common Shares under stock options, warrants, rights, privileges or other entitlements, other than the Performance Shares, shall have been exercised in full or irrevocably released, surrendered and waived by the holders thereof, conditional upon the Offeror taking up and paying for the Common Shares, on terms and conditions satisfactory to the Offeror;

     (j) the Offeror shall not have determined in its sole judgment that Hard Suits or any of its subsidiaries does not hold good and marketable title, free and clear of any undisclosed adverse claims, rights, interests or other restrictions of any kind whatsoever, to any material asset, including, without limitation, any patent, trademark, trade secret or other intellectual property right;

     (k) there shall not exist any prohibition of law against, or any judicial or regulatory decree or order precluding, the Offeror making the Offer or taking up and paying for any or all of the Common Shares under the Offer or completing any Subsequent Transaction and no change (or any condition, event or development involving a prospective change) shall have occurred in any law, regulation, policy, order or directive which, in the sole judgment of the Offeror, might make it inadvisable for the Offeror to proceed with the Offer or take up and pay for Common Shares under the Offer; and

     (l)    the  board  of  directors  of  Hard  Suits   shall   have   been
  reconstituted such that a majority of its members are persons nominated by the Offeror.

  The foregoing conditions are for the exclusive benefit of the Offeror and may be asserted by the Offeror regardless of the circumstances (including any action or inaction by the Offeror) giving rise to any such assertion or may be waived by the Offeror in its sole discretion, in whole or in part, at any time and from time to time, both before and after the Expiry Time, without prejudice to any other rights which the Offeror may have under the Offer. The failure by the Offeror at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time. Any determination by the Offeror concerning the events described in this Section 4 will be final and binding upon all parties.

  Any waiver of a condition or the withdrawal of the Offer shall be effective upon written notice or other communication confirmed in writing by the Offeror to that effect given to the Depositary at its principal office in Vancouver. The Offeror, forthwith after giving any such notice, shall make a public announcement of such waiver or withdrawal, shall cause the Depositary to provide as soon as practicable thereafter a copy of such notice in the manner set forth in Section 12 of the Offer, "Notice", to the Shareholders, and shall provide a copy of such notice to the TSE and VSE. If the Offer is withdrawn, the Offeror shall not be obligated to take up or pay for any Common Shares deposited under the Offer and the Depositary will promptly return all certificates for deposited Common Shares, Letters of Transmittal, Notices of Guaranteed Delivery and related documents to the parties by whom they were deposited.

5.   Extension and Variation of the Offer

  The Offer is open for acceptance until, but not after, the Expiry Time.

  The Offeror expressly reserves the right, in its sole discretion, at any time and from time to time during the Offer Period, to extend the Expiry Time or to vary the Offer by giving written notice or other communication confirmed in writing of such extension or variation to the Depositary at its principal office in Vancouver, and by causing the Depositary to provide as soon as practicable thereafter a copy of such notice in the manner set forth in Section 12 of the Offer, "Notice", to all Shareholders whose Common Shares have not been taken up prior to such extension or variation. The Offeror shall, as soon as practicable after giving notice of an extension or variation to the Depositary, make a public announcement of such extension or variation and provide a copy of such notice to the TSE and the VSE. Any notice of extension or variation will be deemed to have been given and to be effective on the day on which it is delivered or otherwise communicated to the Depositary at its principal office in Vancouver.

  Notwithstanding the foregoing, the Expiry Time may not be extended by the Offeror if all of the terms and conditions of the Offer, except those waived in writing by the Offeror, have been fulfilled or complied with, unless the Offeror first takes up and pays for all Common Shares validly deposited under the Offer and not withdrawn.

  If there is a variation in the terms of the Offer, other than a variation consisting solely of the waiver of a condition of the Offer, the Offer shall not expire before ten days after the notice of variation in respect of such variation has been given to the Shareholders unless otherwise permitted by applicable law and subject to abridgment or elimination of that period pursuant to such order or orders as may be granted by applicable Canadian courts or securities regulatory authorities.

  During any such extension or in the event of any variation, all Common Shares previously deposited and not taken up or withdrawn will remain subject to the Offer and may be taken up and paid for by the Offeror in accordance with the terms hereof, subject to Section 8 of the Offer, "Withdrawal of Deposited Common Shares". An extension of the Expiry Time or a variation of the Offer will not constitute a waiver by the Offeror of its rights under Section 4 of the Offer, "Conditions of the Offer". If, prior to the Expiry Time, the consideration being offered for the Common Shares under the Offer is increased by the Offeror, the increased consideration will be paid to all depositing Shareholders whose Common Shares are taken up under the Offer.

6.   Payment for Deposited Common Shares

  If all of the conditions referred to under Section 4 of the Offer, "Conditions of the Offer", have been fulfilled or waived, the Offeror will become obligated to take up and pay for the Common Shares validly deposited and not withdrawn pursuant to the Offer not later than ten days after the Expiry Time and to make such payment for the Common Shares taken up as soon as practicable, but in any event not later than three days after taking up the Common Shares. In accordance with applicable law, the Offeror will take up and pay for Common Shares deposited under the Offer subsequent to the date on which it first takes up Common Shares deposited under the Offer not later than ten days after the deposit of such Common Shares.

  Subject to applicable law, the Offeror expressly reserves the right in its sole discretion to delay taking up or paying for any Common Shares or to terminate the Offer and not take up or pay for any Common Shares if any condition specified in Section 4 of the Offer, "Conditions of the Offer", is not satisfied or waived by the Offeror, by giving written notice thereof or other communication confirmed in writing to that effect to the Depositary at its principal office in Vancouver. The Offeror also expressly reserves the right, in its sole discretion and notwithstanding any other condition of the Offer, to delay taking up and paying for Common Shares in order to comply, in whole or in part, with any applicable law.

  The Offeror will be deemed to have taken up and accepted for payment Common Shares validly deposited and not withdrawn pursuant to the Offer if, as and when the Offeror gives written notice or other communication confirmed in writing to that effect to the Depositary at its principal office in Vancouver.

  The Offeror will pay for Common Shares validly deposited and not withdrawn pursuant to the Offer by providing the Depositary with sufficient funds (by bank transfer or other means satisfactory to the Depositary) for transmittal to depositing Shareholders. Under no circumstances will interest accrue or be paid by the Offeror or the Depositary to persons depositing Common Shares on the purchase price of Common Shares purchased by the Offeror, regardless of any delay in making such payment.

  The Depositary will act as the agent of persons who have deposited Common Shares in acceptance of the Offer for the purposes of receiving payment from the Offeror and transmitting payment to such persons, and receipt of payment by the Depositary will be deemed to constitute receipt of payment by persons depositing Common Shares.

  Settlement will be made by the Depositary issuing or causing to be issued a cheque payable in Canadian funds in the amount to which the depositing Shareholder is entitled. Unless otherwise directed in the Letter of Transmittal, the cheque will be issued in the name of the registered holder of Common Shares so deposited. Unless the person who deposits Common Shares instructs the Depositary to hold the cheque for pickup by checking the appropriate box in the Letter of Transmittal, cheques will be forwarded by first class mail to such persons at the address specified in the Letter of Transmittal. If no address is therein specified, a cheque will be forwarded to the address of the holder as shown on the Common Share register maintained by Hard Suits. Cheques mailed in accordance with this paragraph will be deemed to have been delivered at the time of mailing.

  Depositing Shareholders will not be obligated to pay any fee or commission if they accept the Offer by depositing their Common Shares directly with the Depositary or the U.S. Forwarding Agent.

7.   Return of Common Shares

  If any deposited Common Shares are not taken up and paid for by the Offeror pursuant to the Offer for any reason, or if certificates are submitted for more Common Shares than are deposited, certificates for unpurchased Common Shares will be returned at the Offeror's expense as soon as practicable following the Expiry Time or withdrawal or termination of the Offer by either sending new certificates representing Common Shares not purchased or returning the deposited certificates (and other relevant documents).

  Certificates (and other relevant documents) will be forwarded by first class mail in the name of and to the address specified by the Shareholder in the Letter of Transmittal or, if such name or address is not so specified, in such name and to such address as shown on the Common Share register maintained by Hard Suits as soon as practicable following the Expiry Time or withdrawal or termination of the Offer.

8.   Withdrawal of Deposited Common Shares

  Except as otherwise stated in this Section 8, all deposits of Common Shares pursuant to the Offer are irrevocable. Any Common Shares deposited in acceptance of the Offer may be withdrawn by or on behalf of the depositing Shareholder (unless otherwise required or permitted by applicable law) at any time before 12:01 a.m. (local time) on October 17, 1996 and, unless theretofore taken up and paid for by the Offeror, at any time after November 9, 1996.

  Unless otherwise required or permitted by applicable law, if:

     (a) there is a variation of the terms of the Offer before the Expiry Time (including any extension of the period during which Common Shares may be deposited hereunder or the modification of a term or condition of the Offer, but excluding, unless otherwise required by applicable law, (i) a variation consisting solely of an increase in the consideration offered under the Offer where the time for deposit is not at the same time extended for more than ten days after the notice of variation has been delivered, or (ii) a variation consisting solely of the waiver of a condition of the Offer); or

     (b) before the Expiry Time or after the Expiry Time but before the expiry of all rights of withdrawal with respect to the Common Shares, a change occurs in the information contained in the Offer or the Circular, as amended from time to time, that would reasonably be expected to affect the decision of a Shareholder to accept or reject the Offer, unless such change is not within the control of the Offeror or affiliates of the Offeror;

any Common Shares deposited under the Offer and not taken up and paid for by the Offeror at such time may be withdrawn by or on behalf of the depositing Shareholder at the place of deposit at any time until the expiration of ten days after the date upon which the notice of such variation or change is mailed, delivered or otherwise communicated, subject to abridgment or elimination of that period pursuant to such order or orders as may be granted by applicable Canadian courts or securities regulatory authorities.

  In order for any withdrawal to be made, notice of the withdrawal must be in writing (which includes a telegraphic communication or notice by electronic means, including a facsimile transmission, that produces a printed copy), and must be actually received by the Depositary or the U.S. Forwarding Agent at the place of deposit of the applicable Common Shares (or Notice of Guaranteed Delivery in respect thereof) or by facsimile transmission to the Vancouver office of the Depositary within the period permitted for withdrawal. Any such notice of withdrawal must be (i) signed by or on behalf of the person who signed the Letter of Transmittal that accompanied the Common Shares (or Notice of Guaranteed Delivery in respect thereof) to be withdrawn, and (ii) specify such person's name, the number of Common Shares to be withdrawn, the name of the registered holder of the Common Shares to be withdrawn and the certificate number shown on each certificate representing the Common Shares to be withdrawn. Any signature in a notice of withdrawal must be guaranteed by an Eligible Institution in the same manner as in the Letter of Transmittal or Notice of Guaranteed Delivery (as described in the instructions and rules set out in such letter).

  All questions as to the validity (including, without limitation, timely receipt) and form of notices of withdrawal will be determined by the Offeror in its sole discretion, and depositing Shareholders agree that such determination shall be final and binding. There shall be no obligation on the Offeror, the Depositary or the U.S. Forwarding Agent to give notice of any defects or irregularities in any notice of withdrawal, and no liability shall be incurred by any of them for failure to give any such notice.

  If the Offeror is delayed in taking up or paying for Common Shares or is unable to take up or pay for Common Shares for any reason, then, without prejudice to the Offeror's other rights, Common Shares may not be withdrawn except to the extent that depositing holders of Common Shares are entitled to withdrawal rights as set forth in this Section 8 or pursuant to applicable law.

  Any Common Shares withdrawn will be deemed not validly deposited for the purposes of the Offer, but may be redeposited at any subsequent time prior to the Expiry Time by following any of the procedures described in Section 3 of the Offer, "Manner of Acceptance".

  In addition to the foregoing rights of withdrawal, holders of Common Shares in certain provinces of Canada are entitled to statutory rights of rescission or to damages, or both, in certain circumstances. See "Statutory Rights" in the Circular.

9.   Dividends and Distributions; Liens

  If, on or after the date of the Offer, Hard Suits should split, combine or otherwise change any of the Common Shares or its capitalization, or shall disclose that it has taken or intends to take any such action, then the Offeror may, in its sole discretion and without prejudice to the Offeror's rights under Section 4 of the Offer, "Conditions of the Offer", make such adjustments as it considers appropriate to the purchase price and other terms of the Offer (including, without limitation, the type of securities offered to be purchased and the amounts payable therefor) to reflect such split, combination or other change.

  Common Shares acquired pursuant to the Offer shall be transferred by the Shareholder and acquired by the Offeror free and clear of all liens, restrictions, charges, encumbrances, claims and equities and together with all rights and benefits arising therefrom, including the right to all dividends, distributions, payments, securities, rights, warrants, assets or other interests which may be declared, paid, accrued, issued, distributed, made or transferred on or after September 25, 1996 (the date of announcement of the Offer) on or in respect of the Common Shares. If Hard Suits should declare or pay any cash dividend or stock dividend or declare, make or pay any other distribution or payment on or declare, allot, reserve or issue any securities, rights or other interests with respect to any of the Common Shares which is or are payable or distributable to Shareholders on a record date which is prior to the date of transfer into the name of the Offeror or its nominees or transferees on the register of Shareholders maintained by Hard Suits following acceptance thereof for purchase pursuant to the Offer, then, without prejudice to the Offeror's rights under Section 4 of the
Offer: (a) in the case of any such cash dividend or cash distribution or payment that does not exceed the purchase price per Common Share under the Offer, the cash payable per Common Share pursuant to the Offer will be reduced by the amount of any such dividend, distribution or payment; and (b) in the case of any such cash dividend, cash distribution or payment that exceeds the purchase price per Common Share under the Offer, or in the case of any other dividend, distribution, payment, right or other interest, the whole of any such dividend, distribution, payment, right or other interest will be received and held by the depositing Shareholder for the account of the Offeror and shall be promptly remitted and transferred by the depositing Shareholder to the Depositary for the account of the Offeror, accompanied by appropriate documentation of transfer. Pending such remittance, the Offeror will be entitled to all rights and privileges as the owner of any such dividend, distribution, payment, right or other interest, and may withhold the entire purchase price payable by the Offeror pursuant to the Offer or deduct from the purchase price payable by the Offeror pursuant to the Offer the amount or value thereof, as determined by the Offeror in its sole discretion.

10. Acquisition of Common Shares Not Deposited

  If the Offer is successful, the Offeror currently intends, to the extent possible, to pursue such means as are permitted by applicable law to seek to effect a Subsequent Transaction for the purpose of enabling it, or a wholly-owned subsidiary of the Offeror, to acquire all of the Common Shares not deposited under the Offer. See "Acquisition of Common Shares Not Deposited" in the Circular.

11. Mail Service Interruption

  Notwithstanding the provisions of the Offer, the Circular, the Letter of Transmittal or the Notice of Guaranteed Delivery, cheques issued by the Depositary in payment for Common Shares purchased pursuant to the Offer and certificates for any Common Shares to be returned need not be mailed if the Offeror determines that delivery thereof by mail may be delayed. Persons entitled to cheques and certificates which are not mailed for the foregoing reason may take delivery thereof at the office of the Depositary or the U.S. Forwarding Agent to which the Common Shares were deposited, upon application to the Depositary or the U.S. Forwarding Agent, until such time as the Offeror has determined that delivery by mail will no longer be delayed. The Offeror shall provide notice of any such determination not to mail made under this Section 11 as soon as reasonably practicable after the making of such determination and in accordance with Section 12 of the Offer, "Notice". Notwithstanding Section 6 of the Offer, "Payment for Deposited Common Shares", the deposit of cheques with, or the payment of money to, the Depositary or the U.S. Forwarding Agent in such circumstances shall constitute delivery to the persons entitled thereto and the Common Shares shall be deemed to have been paid for immediately upon such deposit.

12. Notice

  Any notice to be given by the Offeror, the Depositary or the U.S. Forwarding Agent pursuant to the Offer will be deemed to have been properly given if it is mailed by first class mail, postage prepaid, to the registered holders of Common Shares at their addresses as shown on the register of Shareholders maintained by Hard Suits and will be deemed to have been received on the first day following the date of mailing which is not a Saturday, Sunday or statutory holiday in Canada. These provisions apply notwithstanding any accidental omission to give notice to any one or more holders of Common Shares and notwithstanding any interruption of mail service in Canada following mailing. In the event of any interruption of mail service following mailing, the Offeror intends to make reasonable efforts to disseminate the notice by other means, such as publication. Except as otherwise required or permitted by law, if post offices in Canada are not open for the deposit of mail, any notice which the Offeror, the Depositary or the U.S. Forwarding Agent may give or cause to be given to Shareholders under the Offer will be deemed to have been properly given and to have been received by holders of Common Shares if it is given to the TSE and VSE for dissemination through their facilities and if a summary of the material facts thereof is published once in the National Edition of The Globe and Mail, provided that if the National Edition of The Globe and Mail is not being generally circulated, publication in lieu thereof shall be made in any other daily newspaper of general circulation published in the Cities of Toronto and Vancouver.

  The Offer will be mailed to registered Shareholders or made in such a manner as is permitted by applicable regulatory authorities and the Offeror will use its reasonable efforts to furnish the Offer to stockbrokers, investment dealers, banks and similar persons in whose names, or the names of whose nominees, appear on the register of Shareholders maintained by Hard Suits, or, if security position listings are available in respect of Hard Suits, who are listed as participants in a clearing agency's security position listing, for subsequent transmittal to beneficial owners of Common Shares when such listing is received.

  Wherever the Offer calls for documents to be delivered to the Depositary or the U.S. Forwarding Agent, such documents will not be considered delivered unless and until they have been physically received at one of the addresses listed for the Depositary or the U.S. Forwarding Agent on the Letter of Transmittal or the Notice of Guaranteed Delivery, as applicable. Wherever the Offer calls for documents to be delivered to a particular office of the Depositary or U.S. Forwarding Agent, such documents will not be considered delivered unless and until they have been physically received at the particular office at the address indicated on the Letter of Transmittal or the Notice of Guaranteed Delivery, as applicable.

13. Market Purchases

  The Offeror has no present intention of acquiring beneficial ownership of Common Shares while the Offer is outstanding other than pursuant to the Offer. However, the Offeror reserves the right to, and may, acquire Common Shares by making purchases through the facilities of the TSE or VSE, subject to applicable law, at any time or from time to time prior to the Expiry Time. In no event will the Offeror make any such purchases of Common Shares through the facilities of the TSE or VSE until the third clear trading day following the date of the Offer. The aggregate number of Common Shares acquired by the Offeror through the facilities of the TSE or VSE while the Offer is outstanding shall not exceed 5% of the outstanding Common Shares as of the date hereof. If the Offeror should acquire Common Shares by making purchases through the facilities of the TSE or VSE during the Offer Period, the Common Shares so purchased will be counted in any determination as to whether the condition in subsection (a) of Section 4 of the Offer, "Conditions of the Offer", has been fulfilled. Although the Offeror has no present intention to sell Common Shares taken up under the Offer, it reserves the right to make or enter into an arrangement, commitment or understanding at or prior to the Expiry Time to sell any of such Common Shares after the Expiry Time.

14. Other Terms of the Offer

  The Offer and all contracts resulting from acceptance hereof shall be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein. Each party to a contract resulting from an acceptance of the Offer unconditionally and irrevocably attorns to the jurisdiction of the courts of the Province of British Columbia.

  No broker, dealer or other person has been authorized to give any information or make any representation on behalf of the Offeror not contained herein or in the accompanying Circular, and, if given or made, such information or representation must not be relied upon as having been authorized.

  The provisions of the Circular, the Letter of Transmittal and the Notice of Guaranteed Delivery accompanying the Offer, including the instructions and rules contained therein, as applicable, form part of the terms and conditions of the Offer.

  The Offeror shall, in its sole discretion, be entitled to make a final and binding determination of all questions relating to the interpretation of the Offer (including any conditions of the Offer), the Circular, the Letter of Transmittal and the Notice of Guaranteed Delivery, the validity of any acceptance of the Offer and the validity of any withdrawal of Common Shares.

  The Offer is not being made to (nor will deposits be accepted from or on behalf of) Shareholders residing in any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction. In any jurisdiction where the laws of such jurisdiction require the Offer to be made by a licenced broker or dealer, the Offer will be deemed to be made on behalf of the Offeror by one or more brokers or dealers duly licenced under the laws of such jurisdiction. The Offeror may, in its sole discretion, take such action as it may deem necessary to make the Offer in any jurisdiction and extend the Offer to Shareholders in any such jurisdiction.

  The Offeror reserves the right to assign to one or more affiliates of the Offeror the right to purchase all or any portion of the Common Shares deposited pursuant to the Offer, but any such assignment will not relieve the Offeror of its obligations under the Offer and will in no way prejudice the rights of persons depositing Common Shares to receive payment for Common Shares validly deposited and accepted for payment pursuant to the Offer.

  The accompanying Circular together with the Offer constitute the takeover bid circular required under Canadian provincial securities legislation with respect to the Offer.

  Dated: September 25, 1996

AOD Acquisition Corp.

By: (signed) GEORGE C. YAX
Chairman of the Board,
President and Chief Executive Officer

                              OFFERING CIRCULAR

  The following information is supplied with respect to the accompanying Offer by the Offeror to purchase Common Shares (including Common Shares which may become outstanding on the exercise of options or warrants to acquire Common Shares). The terms and provisions of the Offer are incorporated into and form part of the Circular. Shareholders should refer to the Offer for details of its terms and conditions, including details as to payment and withdrawal rights.

  The information concerning Hard Suits contained in the Offer and the Circular has been taken from or based upon publicly available documents and records on file with Canadian securities regulatory authorities and other public sources. Although the Offeror has no knowledge that would indicate that any statements contained herein taken from or based on such documents and records are untrue or incomplete, the Offeror does not assume any responsibility for the accuracy or completeness of the information taken from or based upon such documents and records, or for any failure by Hard Suits to disclose events which may have occurred or may affect the significance or accuracy of any such information which are unknown to the Offeror.

                             THE OFFEROR AND AOD

  The Offeror, a wholly-owned subsidiary of AOD, was incorporated under the laws of the Yukon Territory on September 23, 1996. Its registered office is located at Suite 200-204 Lambert Street, Whitehorse, Yukon, Y1A 3T2. The Offeror was organized solely for the purpose of making this Offer and has carried on no other business activity.

  AOD is a Louisiana corporation, based in the United States, that is a leading single-source provider of diving, subsea products and engineering and related services to the offshore oil and gas industries in the Gulf of Mexico, United States west coast and select international markets, and which provides inland underwater services to domestic industrial and governmental customers.

  AOD has offices in the States of Louisiana, Texas, California, Kansas and Ohio together with overseas offices in Aberdeen, Scotland, Lagos and Port Harcourt, Nigeria, and Dubai, United Arab Emirates. With over 1,000 employees worldwide, AOD maintains a significant position in the subsea marine construction industry. In addition to a wide array of diving and related equipment, AOD also owns and operates 21 diving support vessels for use in offshore diving operations.

  AOD's Big Inch Marine subsidiary designs, manufactures and installs a patented subsea pipeline connector product line for, amongst other things, emergency repair of leaking or ruptured subsea pipelines. AOD's AMPOL subsidiary is a full-service oil spill response and environmental remediation contractor capable of handling a wide variety of large and small projects. AOD's Tarpon subsidiary sells, manufactures and installs a patented marginal well production system.

                                 HARD SUITS

  Hard Suits was incorporated on July 25, 1986 pursuant to the BCCA, under the name "International Hard Suits Inc.". Hard Suits changed its name to "Hard Suits Inc." on November 29, 1993.

  Hard Suits develops, manufactures and markets a one atmosphere diving suit, known as the "NEWTSUIT(R)", and provides underwater services using the NEWTSUIT(R) and other diving systems. Hard Suits manufactures the NEWTSUIT(R), thruster packs and ancillary equipment at its facility in North Vancouver, British Columbia. The services provided by Hard Suits include diving services and the provision of NEWTSUIT(R)s, remote vehicles and manned submersibles.

  Based upon the information available to the Offeror, the authorized capital of Hard Suits consists of 100,000,000 Common Shares and 5,000,000 Performance Shares, of which 9,242,688 Common Shares and 2,500,000 Performance Shares are currently issued and outstanding. The Performance Shares are convertible into Common Shares in the circumstances described in Hard Suits' Articles, which provide that any Performance Shares not converted  by  June  29,  2000  shall  be  surrendered  to  Hard  Suits  for cancellation. The issued and outstanding Common Shares include 416,666 Common Shares held in escrow by Montreal Trust Company of Canada pursuant to an escrow agreement which provides, among other things, that any of such shares not released from escrow prior to May 1, 1997 will be cancelled.

  Based upon the information available to the Offeror, the largest holder of Common Shares is Rene I. Nuythen, who directly or indirectly owns 2,126,427 Common Shares, representing 23% of the total number Common Shares outstanding, of which 416,666 shares (or 4.5%) are owned by Can-Dive Services Ltd., which is in receivership, and are subject to the escrow agreement referred to above.

  In addition, based upon the information available to the Offeror, current and former directors, officers and employees of Hard Suits or its subsidiaries currently hold options to acquire up to an aggregate of 812,905 Common Shares at exercise prices ranging from $1.04 to $2.20 per share, and Rodney W. Stanley, formerly the President and Chief Executive Officer of Hard Suits, currently holds warrants to acquire up to 300,000 Common Shares at an exercise price of $1.83 per share.

  The holders of the Common Shares are entitled to one vote per share at all meetings of shareholders of Hard Suits. The holders of the Performance Shares are also entitled to one vote per share at all such meetings.

  The registered office of Hard Suits is located at 2100 - 1111 West Georgia Street, Vancouver, British Columbia, V7X 1K9. The principal and head offices of Hard Suits are located at #3 - 1225 Keith Road, North Vancouver, British Columbia, V7J 1J3.

            PRICE RANGE AND TRADING VOLUME OF THE COMMON SHARES

  The Common Shares are listed and posted for trading on the TSE and VSE. The volume of trading and price ranges of the Common Shares on the TSE, which is the principal trading market for the Common Shares, are set forth in the following table for the periods indicated:


                            High   Low     Volume
                            ----   ---     ------
1994
March (1).............     $3.50  $2.15    506,500
Second Quarter........     $2.70  $1.90    225,300
Third Quarter.........     $2.20  $2.10    150,300
Fourth Quarter........     $2.10  $1.45    199,468
1995
First Quarter.........     $1.80  $1.25    275,380
Second Quarter........     $2.10  $1.50    491,700
Third Quarter.........     $1.95  $1.40    393,800
Fourth Quarter........     $1.50  $0.85  1,065,200
1996
January...............     $1.45  $1.11     31,800
February..............     $1.34  $1.00    136,100
March.................     $1.15  $0.90    194,950
April.................     $1.60  $0.85    615,600
May...................     $1.50  $1.11    565,800
June..................     $1.20  $0.99    405,800
July..................     $1.55  $1.15  1,152,400
August................     $1.39  $1.05    254,400
September (to
 September 24).........    $1.30  $1.05    148,200

(1) The Common Shares of Hard Suits were listed and posted for trading on the TSE on March 4, 1994.

  The closing price of the Common Shares on the TSE on September 24, 1996, the last trading day preceding the announcement of the intention of the Offeror to proceed with the Offer, was $1.06 per share.

  The following chart sets forth the daily closing price (the bar graph) and the 20 day average closing price (the line graph) of the Common Shares on the TSE from March 4, 1994 to September 24, 1996. As indicated in the preceding trading summary, the Common Shares recorded a high trading price of $3.50 per share in March, 1994, compared to a high trading price of $1.30 per share in September, 1996 (to date), representing a 62% decline in 30 months of trading on the TSE.

LOGO

                          SELECTED FINANCIAL INFORMATION

  The following table summarizes certain financial information of Hard Suits which was obtained from its audited financial statements for the years ended December 31, 1994 and 1995 and its unaudited financial statements for the six months ended June 30, 1996.


                                   For the Year Ended     For the Six Months
                                     December 31,            Ended June 30,
                                   1994           1995           1996
                                ----------     ----------     ----------
Current Assets................  $5,124,340     $4,988,801     $2,696,156
Current Liabilities...........   2,082,190      4,089,798      2,967,642
Working Capital...............   3,102,150        899,003       (271,486)
Revenue.......................  10,314,362     18,247,983      4,364,223
Net Income (loss).............     434,030     (3,523,808)(1) (1,270,189)
Retained Earnings (Accumulated  (2,850,063)    (6,373,871)    (7,782,070)
  Losses).....................
Shareholders Equity...........   6,217,135      3,565,237      2,388,436

(1) Including write-downs of patents, development costs, inventory and receivables as well as severance and depreciation adjustments which totaled $1.739 million for the year.

  Although Hard Suits' revenue level increased from $10.3 million in fiscal 1994 to $18.2 million in fiscal 1995, or a 77% increase, Hard Suits' working capital decreased by 71% in fiscal 1995 to $899,003, compared to $3.1 million of working capital as at December 31, 1994, and Hard Suits recorded a net loss of $3.5 million in fiscal 1995 compared to net income of $434,030 in fiscal 1994. The negative trends in fiscal 1995 have continued for the six months ending June 30, 1996, with Hard Suits recording a net loss of $1.27 million for the period (after recording a gain of $250,000 on the sale of its wholly-owned subsidiary, Sea Urchin Submersibles Ltd.) compared to a net loss of $595,768 for the same period in 1995, or an increase of 113%, and revenues of $4.36 million for the six month period ending June 30, 1996 compared to revenues of $5.62 million for the same period last year, or a decrease of 22%. As at June 30, 1996, Hard Suits recorded negative working capital of $271,486, compared to positive working capital of $2.8 million as at June 30, 1995. Hard Suits' unaudited interim financial statements for the six month period ended June 30, 1996 also disclose that, as at June 30, 1996, the accumulated losses of Hard Suits had increased to $7,782,070 from $3,473,439 a year earlier, or an increase of 124%

                          BACKGROUND TO THE OFFER

  In May, 1996, the Chairman of Hard Suits contacted the Chairman of the Board, Chief Executive Officer and President of AOD to discuss a possible joint venture or other transaction involving the two companies. Following further meetings and communications between the two companies, Hard Suits abruptly terminated the discussions in early August, 1996. AOD then advised Hard Suits in August, 1996 that it remained interested in negotiating a mutually beneficial arrangement with Hard Suits involving the purchase and operation of NEWTSUIT(R) systems by AOD in exchange for a purchase price and operating royalty to be agreed upon. Since making this proposal, AOD has received no indication from Hard Suits that it is seriously interested in pursuing this or any other mutually acceptable arrangement with AOD and has written to Hard Suits terminating all ongoing discussions.

  At the commencement of its negotiations with AOD, Mr. Rodney W. Stanley was the President, Chief Executive Officer and a director of Hard Suits and
J. Proust & Associates Inc., a company owned by Mr. John Proust, was a consultant to Hard Suits, providing it with investor relations and financial services. Both Messrs. Stanley and Proust were involved, on behalf of Hard Suits, in its negotiations with AOD.

  On May 29, 1996, Mr. Stanley terminated his employment contract with, and position as President, CEO and director of, Hard Suits, due to his lack of confidence in the management of Hard Suits and differences of opinion with respect to Hard Suits' proper direction. Hard Suits owes Mr. Stanley approximately U.S. $100,000 pursuant to such employment contract. In March 1996, AOD's board of directors approved the addition of a senior executive to be responsible for international operations and directed AOD's senior management to review a number of candidates and recommend the most capable candidate. AOD's senior management team, through a national executive search firm, reviewed numerous candidates and in early June, 1996 interviewed five finalists for the senior international position, including Mr. Stanley. In late June, 1996, AOD's senior management team presented three finalists to AOD's board of directors and AOD's full board interviewed Mr. Stanley for the position. In August, 1996, Mr. Stanley accepted an offer to become Senior Vice-President, International Operations of AOD. In this position, Mr. Stanley is responsible for all of AOD's international operations and, as such, has been involved in its negotiations with Hard Suits and in the preparation of the Offer.

  Effective on August 31, 1996, J. Proust & Associates Inc. terminated its consulting agreement with Hard Suits, due to its lack of confidence in Hard Suits' management and differences of opinion with respect to Hard Suits proper direction. Hard Suits' owes J. Proust & Associates Inc. approximately $10,000 pursuant to such consulting contract. Shortly after the termination of such consulting contract, Mr. Proust met with representatives of AOD and entered into a consulting arrangement with that company, under which his firm has agreed to provide financial advisory services to AOD, including, among other things, assisting AOD in connection with the preparation of its Offer, coordinating matters relating thereto and soliciting acceptances of the Offer from Shareholders in Canada, in exchange for a minimum monthly fee of $10,000 (for a period of up to 12 months after the successful completion of the Offer) and, if the Offer is successful, an additional fee equal to 3% of the value of the Common Shares tendered pursuant to the Offer, other than by Shareholders in the United States, plus the sum of $23,000.

  In September, 1996, Mr. Stanley was appointed as Senior Vice-President, International Operations and a director of the Offeror.

              PURPOSE OF THE OFFER AND PLANS FOR HARD SUITS

     Purpose of the Offer

  The purpose of the Offer is to enable the Offeror to acquire control of Hard Suits. It is the present intention of the Offeror to acquire all of the Common Shares. See also "Acquisition of Common Shares Not Deposited" in the Circular.

  Since its formation in 1981, AOD has significantly expanded the scope of its products and services through selective acquisitions, as well as internal developments. AOD's acquisition strategy has been to identify product and service lines which can be installed through the use of its divers and diving support vessels and to enhance shareholder value through the application of improved management and cost operating strategies to these new products and services.

  AOD is of the view that the acquisition of Hard Suits would enhance its shareholder value by strategically improving AOD's capabilities to service its customers' needs with the addition of the NEWTSUIT(R) to its compliment of diving equipment. The Offeror believes that, if the Offer is successful, the combination of AOD and Hard Suits will result in the creation of a stronger and more competitive international subsea products and services company, with the managerial focus, financial resources and systems and facilities which will allow it to compete more effectively in both domestic and international markets. This acquisition, together with improved management resources and working capital, would enable the combined company to more effectively further the development, marketing and commercialization of the NEWTSUIT(R) diving system.

  The Offeror is of the opinion that the Offer is in the best interests of the Shareholders due to the deteriorating financial condition of Hard Suits, its lack of working capital and its recent management turnover.

     Plans for Hard Suits

  It is a condition of the Offer that the board of directors of Hard Suits shall have been reconstituted such that a majority of its members are persons nominated by the Offeror. Accordingly, the Offeror will, if the other conditions in Section 4 of the Offer, "Conditions of the Offer", have been either satisfied or waived, promptly thereafter request Hard Suits to provide it with such representation.

  The Offeror believes that, if the combination of AOD and Hard Suits is completed, substantial opportunities will exist for significantly improving Hard Suits' financial condition. Specific opportunities include:

     - adopting improved management, marketing, accounting and financial strategies and systems;

     -   providing  Hard  Suits  with  the  financial  resources and working
  capital  to  further  the  development,  manufacture  and  marketing   and
  commercialization of the NEWTSUIT(R) systems; and

     - utilizing the NEWTSUIT(R) systems in AOD's diving operations, both in the Gulf of Mexico and internationally.

  The Offeror intends, if the Offer is successful, to maintain Hard Suits' North Vancouver, Canada facility and to conduct a detailed review of Hard Suits and its assets, corporate structure, capitalization, operations, properties, policies, management and personnel to determine what additional changes would be desirable in light of the circumstances which exist at the time of such review.

  Except as set forth herein, the Offeror has no current plans or proposals that would result in any material change in the affairs of Hard Suits, including any contract or agreement under negotiation, any proposal to liquidate Hard Suits, to sell, lease or exchange all or a substantial portion of its assets, to amalgamate it with any other business organization or to make any material changes in its business, corporate structure (debt or equity), management or personnel.

                              SOURCE OF FUNDS

  The Offeror estimates that, if the Offeror acquires all of the Common Shares sought under the Offer, the total amount of cash required to purchase such Common Shares and to pay related fees and expenses will be approximately $15.5 million. AOD has agreed to fund the Offeror in an amount sufficient to satisfy such cash requirement by way of equity investment in and/or loans to the Offeror.

  AOD will satisfy such cash requirements from available working capital and from funds to be advanced under a bank line of credit in a principal amount equivalent to $19 million (the "Credit Facility") made available to AOD by First National Bank of Commerce, a U.S. national bank headquartered in New Orleans, Louisiana, and two other participating financial institutions. All amounts advanced under the Credit Facility are secured by the accounts receivable of AOD and its subsidiaries and bear interest at 8.25% per annum.

                  HOLDINGS OF SECURITIES OF HARD SUITS

  The Offeror does not own, or exercise control or direction over, any Common Shares or other securities of Hard Suits. No Common Shares or other securities of Hard Suits are beneficially owned by, nor is control or direction over any such securities exercised by, any of the directors or senior officers of the Offeror, nor, to the knowledge of the directors and senior officers of the Offeror, by any associate of a director or senior officer of the Offeror, any person or company holding more than 10% of any class of equity securities of the Offeror or any person acting jointly or in concert with the Offeror, other than 450,000 Common Shares, warrants to acquire 300,000 Common Shares exercisable at $1.83 per share and stock options to acquire 150,000 Common Shares exercisable at $1.04 per share owned or held by Rodney W. Stanley, a senior officer of AOD and a senior officer and director of the Offeror. The Common Shares owned by Mr. Stanley represent 4.9% of the total number of Common Shares outstanding and the Common Shares, warrants and stock options owned or held by Mr. Stanley would, if such options and warrants were fully exercised, represent 9.3% of the then outstanding Common Shares (in each case, calculated on an undiluted basis).

  Mr. Rodney W. Stanley has advised the Offeror that he intends either to exercise his options and warrants and tender the Common Shares issued thereunder, together with the Common Shares already owned by him, to the Offeror under the Offer, or surrender such options or warrants for cancellation, in order to facilitate the successful completion of the Offer.

                     TRADING IN SECURITIES OF HARD SUITS

  No securities of Hard Suits have been traded during the six month period preceding the date of the Offer by the Offeror or by any of its directors or senior officers or, to the knowledge of the directors and senior officers of the Offeror, by any associate of any director or senior officer of the Offeror, any person or company holding more than 10% of any class of equity securities of the Offeror or any person acting jointly or in concert with the Offeror.

                     COMMITMENTS TO ACQUIRE COMMON SHARES

  There are no arrangements, agreements, commitments or understandings made by the Offeror or by any of its directors or senior officers or, to the knowledge of the directors and senior officers of the Offeror, any associate of any director or senior officer of the Offeror, any person or company holding more than 10% of any class of equity securities of the Offeror or any person acting jointly or in concert with the Offeror, to acquire any equity securities of Hard Suits, except for Common Shares pursuant to the Offer.

                 ARRANGEMENTS, AGREEMENTS OR UNDERSTANDINGS

  There are no arrangements, agreements, commitments or understandings made or proposed to be made between the Offeror and any of the directors or senior officers of Hard Suits, and no payments or other benefits are proposed to be made or given by way of compensation for loss of office or as to such directors or senior officers remaining in or retiring from office, if the Offer is successful.

                   MATERIAL CHANGES AND OTHER INFORMATION

  On July 4, 1996, Hard Suits announced that it had received confirmation from the U.S. Navy for the design and supply of a new generation of deeper NEWTSUIT(R)s, known as the NEWTSUIT(R) 2000, and that the initial order would total approximately $1.7 million.

  Except as described or referred to in the Offer and the Circular, the Offeror has no information which indicates any material change in the affairs of Hard Suits since the date of the last published financial statements of Hard Suits. Except as described or referred to in the Offer and the Circular, the Offeror has no knowledge of any other matter that has not previously been generally disclosed but which would reasonably be expected to affect the decision of Shareholders to accept or reject the Offer.

                  EFFECT OF THE OFFER ON MARKET AND LISTINGS

  The Common Shares are listed on the TSE and VSE. The purchase of Common Shares pursuant to the Offer will reduce the number of Common Shares that might otherwise trade publicly and may reduce the number of holders of Common Shares and could adversely affect the liquidity and market value of the remaining Common Shares. Depending upon the number of Common Shares acquired under the Offer, the Common Shares may no longer meet minimum listing requirements of the TSE or VSE and, accordingly, the Common Shares could be delisted. It is the intention of the Offeror to acquire all of the outstanding Common Shares and to seek the delisting of such shares from both the TSE and VSE as soon as possible.

  If the Offer is successful, the Offeror currently intends, to the extent possible, to pursue such means as are permitted by applicable law to seek to effect a Subsequent Transaction. See "Acquisition of Common Shares Not Deposited" in this Circular. If a Subsequent Transaction is effected, the Common Shares would be delisted from the TSE and VSE.

                    DEPOSITARY AND U.S. FORWARDING AGENT

  The Offeror has engaged the Depositary and the U.S. Forwarding Agent to act as depositary for the receipt of certificates representing the Common Shares and related Letters of Transmittal and Notices of Guaranteed Delivery deposited under the Offer and in connection with the payment for Common Shares purchased by the Offeror pursuant to the Offer. The Depositary will be responsible for giving certain notices, if required, and for making payment for all Common Shares acquired by the Offeror under the Offer.

  The Depositary and the U.S. Forwarding Agent will receive reasonable and customary compensation from the Offeror for their services in connection with the Offer, will be reimbursed for certain out-of-pocket expenses and will be indemnified against certain liabilities and expenses in connection therewith.

                         SOLICITATION OF ACCEPTANCES

  The Offeror will solicit acceptances of the Offer, both in Canada and the United States. The Offeror has no current intention to retain a dealer manager or to form a soliciting dealer group to solicit such acceptances.

  Except as set forth or referred to in the Circular, the Offeror does not currently intend to pay any fees or commissions to any broker, dealer or other person for soliciting tenders of Common Shares pursuant to the Offer. Brokers, dealers, commercial banks and trust companies and other nominees will, upon request, be reimbursed by the Offeror for customary clerical and mailing expenses incurred by them in forwarding materials to their customers.

  No fee or commission will be payable by any holder of Common Shares who transmits his, her or its Common Shares to the Depositary or the U.S. Forwarding Agent, either directly or through any broker, dealer, bank, trust company or other person.

  AOD has retained the Consultant to provide certain services in connection with the Offer, including soliciting acceptances of the Offer from Shareholders in Canada, for which the Consultant will be paid certain fees. See "Background to the Offer" in this Circular.

  Corporate Investor Communications, Inc. has been retained by the Offeror as Information Agent in the United States in connection with the Offer. The Information Agent may contact holders of Common Shares by mail, telephone, telex, telegraph and personal interview and may request brokers, dealers and other nominee shareholders to forward material relating to the Offer to beneficial owners. Customary compensation will be paid for all such services in addition to reimbursement of reasonable out-of-pocket expenses.

  The Offeror may  also  retain  a person or corporation to act in a similar
capacity  as  the  Information  Agent   in  Canada,  on  similar  terms  and
conditions.

                  ACQUISITION OF COMMON SHARES NOT DEPOSITED

     Subsequent Transaction

  If the Offer is successful, the Offeror currently intends, to the extent possible, to pursue such means as are permitted by applicable law, including by way of an amalgamation, statutory arrangement or other transaction involving the Offeror and/or an affiliate of the Offeror, Hard Suits and the Shareholders, for the purpose of enabling the Offeror, or a wholly-owned subsidiary of the Offeror, to acquire all of the Common Shares not deposited under the Offer (a "Subsequent Transaction"). In order to effect a Subsequent Transaction, the Offeror may seek to cause a special meeting of Shareholders to be called to consider such Subsequent Transaction. The Offeror intends that the Common Shares acquired by it pursuant to the Offer will be counted as part of any minority shareholder approval required to be obtained in connection with any such transaction. The timing and details of any such transaction will necessarily depend on a variety of factors, including the number of Common Shares acquired pursuant to the Offer. In the event of any such Subsequent Transaction, the holders of Common Shares, other than the Offeror and its affiliates, could, in accordance with Canadian law, receive cash, preferred shares (which may be immediately redeemable for cash), debt or any combination thereof. The consideration offered to holders of Common Shares in a Subsequent Transaction could have a higher or lower value than the value of the consideration offered for the Common Shares pursuant to the Offer.

  Any such Subsequent Transaction may also result in holders of Common Shares having the right to dissent in respect thereof and demand payment of the fair value of their Common Shares. The exercise of such right of dissent, if certain procedures are complied with by the holder, could lead to a judicial determination of fair value required to be paid to such dissenting holder of Common Shares for its Common Shares. The fair value so determined could be more or less than the amount paid per Common Share pursuant to such transaction or pursuant to the Offer.

  Each of the methods of acquiring the remaining outstanding Common Shares described above would be a "going private transaction" within the meaning of Policy 9.1 and the regulations to securities legislation in certain of the provinces of Canada (collectively, the "Regulations"), if such Subsequent Transaction would result in the interest of a holder of Common Shares (the "affected securities") being terminated without the consent of the holder and without the substitution therefor of an interest of equivalent value in a participating security of Hard Suits, a successor to the business of Hard Suits or a person who controls Hard Suits or, in the case of Policy 9.1, a person who controls a successor to the business of Hard Suits. In certain circumstances, the provisions of Policy 9.1 may also deem certain types of Subsequent Transactions to be "related party transactions".

  Policy 9.1 and the Regulations provide that, unless exempted, a corporation proposing to carry out a going private transaction is required to prepare a valuation of the affected securities (and any non-cash consideration being offered therefor) and provide to the holders of the affected securities a summary of such valuation. Policy 9.1 has similar requirements for related party transactions. The Offeror intends to rely on any exemption then available or to seek waivers pursuant to Policy 9.1 exempting the Offeror or Hard Suits, as appropriate, from the requirement to prepare a valuation in connection with a subsequent going private (or related party) transaction.

  Policy 9.1 would also require that, in addition to any other required security holder approval, in order to complete a going private (or related party) transaction, the approval of either a simple or a two-thirds majority (depending on the nature of the transaction) of the votes cast by "minority" holders of the affected securities be obtained. In relation to the Offer and any Subsequent Transaction which constitutes a going private (or related party) transaction, the "minority" holders will be, unless an exemption is available or discretionary relief is granted by the OSC, as required, all holders of Common Shares other than the Offeror, its directors and senior officers and any associate or affiliate of the Offeror and its directors and senior officers and any person or company acting jointly or in concert with the Offeror or any of its directors or senior officers in connection with the Offer or the subsequent going private (or related party) transaction. Policy 9.1 also provides that the Offeror may treat Common Shares acquired pursuant to the Offer as "minority" shares and to vote them, or to consider them voted, in favour of such going private (or related party) transaction if the consideration per security in the going private (or related party) transaction is at least equal in value to the consideration paid under the Offer. The Offeror currently intends that the consideration offered under any Subsequent Transaction proposed by it would be identical to the consideration offered under the Offer.

  Prior to the adoption of Policy 9.1, Canadian courts, in several instances, granted preliminary injunctions prohibiting or restraining transactions involving "squeeze-out" amalgamations or similar going private transactions. The current trend in both legislation in Canada and in Canadian jurisprudence is towards permitting going private transactions to proceed subject to compliance with procedures designed to ensure substantive fairness to the minority shareholders. The Offeror intends to comply with all applicable requirements in the event that a going private (or related party) transaction is proposed.

  The details of any Subsequent Transaction, including the timing of its implementation and the consideration to be received by the minority holders of Common Shares, would necessarily be subject to a number of considerations, including the number of Common Shares acquired pursuant to the Offer. There can be no assurance that any such transaction will be proposed or, if proposed, completed.

  Shareholders should consult their legal advisors for a determination of their legal rights with respect to any transaction which may constitute a going private transaction or a related party transaction.

  See Section 4 of the Offer, "Conditions of the Offer". See also "Canadian Federal Income Tax Considerations" in the Circular for a discussion of the tax consequences to Shareholders in the event of a Subsequent Transaction.

                CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

  In the opinion of Fraser & Beatty, counsel to the Offeror, the following summary describes the principal consequences under the Income Tax Act (Canada) (the "Tax Act") generally applicable to Shareholders who dispose of their Common Shares pursuant to the Offer or pursuant to certain transactions described under "Acquisition of Common Shares Not Deposited" in the Circular.

  This summary is based on the provisions of the Tax Act and the regulations thereunder in force as at the date hereof, all specific proposals to amend the Tax Act and regulations publicly announced by the Minister of Finance (Canada) prior to the date hereof, the 1980 Canada-U.S. Income Tax Treaty, amended to the date hereof (the "Treaty"), and counsel's understanding of the current administrative practises published by Revenue Canada. No assurances can be given that the proposals will be enacted in the form proposed. This summary is not exhaustive of all possible Canadian federal income tax considerations and, except where specifically indicated, does not otherwise take into account or anticipate any changes in the law, whether by way of judicial decision or government or legislative action, and does not take into account provincial, territorial or foreign income tax considerations.

  This summary is not intended to be, nor should it be construed to be, legal or tax advice to any particular Shareholder. Accordingly, Shareholders should consult their own tax advisors for advice with respect to their particular circumstances.

(a)  Residents of Canada

  The following portion of the summary is applicable to Shareholders who are resident in Canada, who hold their Common Shares as capital property and who deal at arm's length with the Offeror and Hard Suits for purposes of the Tax Act (a "Resident Holder"). Common Shares will generally constitute capital property to a Resident Holder unless the Resident Holder acquired such Common Shares with an operating motivation of disposing of such shares at a profit. Common Shares held by certain financial institutions, including a bank, a trust company, a credit union, an insurance corporation, a registered securities dealer or corporations controlled by one or more of the foregoing, will generally not be held as capital property and will be subject to special "mark-to-market" rules.

(i)  The Offer

  A Resident Holder whose Common Shares are taken up and paid for by the Offeror pursuant to the Offer will realize a capital gain (or capital loss) to the extent that the cash proceeds exceed (or are exceeded by) the adjusted cost base to such Resident Holder of the Common Shares.

  Three-quarters of any capital gain realized under the Offer must be included in a Resident Holder's income as a taxable capital gain. A capital gain may be subject to the alternative minimum tax rules contained in the Tax Act. Capital gains included in income by a Canadian-controlled private corporation (as defined in the Tax Act) will be subject to an additional refundable tax of 6%. Three-quarters of any capital loss realized or reported will generally be deductible to a Resident Holder as an allowable capital loss against taxable capital gains realized in the year or in any three years preceding the year or any year following the year to the extent and under the circumstances described in the Tax Act. If the Resident Holder is a corporation, any such capital loss may in certain circumstances be reduced by the amount of any dividends which have been received on such Common Shares. Analogous rules apply to a partnership or trust of which a corporation, trust or partnership is a member or beneficiary.

(ii)  Subsequent Transaction

  As described under "Acquisition of Common Shares Not Deposited" in the Circular, if the Offer is successful, it is currently the Offeror's intention to pursue a Subsequent Transaction. The tax treatment of a Subsequent Transaction to a Shareholder will depend upon the exact manner in which the Subsequent Transaction is carried out. Shareholders should consult their own tax advisers for advice with respect to the income tax consequences to them of having their Common Shares acquired pursuant to a Subsequent Transaction.

  A Subsequent Transaction could be implemented by means of an amalgamation of Hard Suits with the Offeror or one of its affiliates pursuant to which Shareholders who have not tendered their Common Shares under the Offer would have their Common Shares exchanged on the amalgamation for redeemable preference shares of the amalgamated corporation ("Redeemable Shares") which would then be immediately redeemed for cash. Such a holder would not realize a capital gain or capital loss as a result of such exchange, and the cost of the Redeemable Shares received would be the aggregate of the adjusted cost base of the Common Shares to the holder immediately before the amalgamation.

  Upon the redemption of Redeemable Shares, the holder thereof would be deemed to have received a dividend (subject to the potential application of subsection 55(2) of the Tax Act to holders of such shares that are corporations as discussed below) equal to the amount by which the redemption price of the Redeemable Shares exceeds their paid-up capital for purposes of the Tax Act. The difference between the redemption price and the amount of the deemed dividend would be treated as proceeds of disposition of such shares for purposes of computing any capital gain or capital loss arising on the disposition of such shares.

  Subsection   55(2)  of  the  Tax  Act  provides  that  where  a  corporate
Shareholder is deemed to receive a dividend under the circumstances described above, all or part of the deemed dividend may be treated as proceeds of disposition of the Redeemable Shares for the purpose of computing the holder's capital gain on the disposition of such shares. Accordingly, corporate Shareholders should consult their tax advisers for specific advice with respect to the potential application of this provision. Subject to the potential application of this provision, dividends deemed to be received by a corporation as a result of the redemption of the Redeemable Shares will be included in computing its income, but normally will also be deductible in computing its taxable income unless the corporation is a "specified financial institution" (as defined in the Tax Act). Dividends deemed to be received on the Redeemable Shares by a specified financial institution may not be deductible in computing its taxable income if the term preferred share rules in the Tax Act are applicable. Corporations which may be affected by such rules should consult their own tax advisers.

  A Shareholder that is a "private corporation" or a "subject corporation" (as such terms are defined in the Tax Act) may be liable to pay the 33 1/3% refundable tax under Part IV of the Tax Act on dividends deemed to be received on the Redeemable Shares to the extent that such dividends are deductible in computing the corporation's taxable income.

  In the case of a Shareholder who is an individual, dividends deemed to be received as a result of the redemption of the Redeemable Shares will be included in computing the Shareholder's income, and will be subject to the gross-up and dividend tax credit rules normally applicable to taxable dividends paid by a taxable Canadian corporation.

  Under the current administrative practice of Revenue Canada, Shareholders who exercise their right of dissent in respect of an amalgamation should be considered to have disposed of their Common Shares for proceeds of disposition equal to the amount paid by the amalgamated corporation to the dissenting Shareholder therefor, other than interest awarded by the court. Because of uncertainties under the relevant legislation as to whether such amounts paid to a dissenting Shareholder will be treated entirely as proceeds of disposition, or in part as the payment of a deemed dividend, dissenting Shareholders should consult with their own tax advisers in this regard.

  If the Common Shares are currently held in an RRSP, RRIF or similar deferred income plan, a delisting of the Common Shares from the TSE and VSE would make such shares non-qualified investments for such plans, and a penalty tax of 1% per month of the fair market value of such shares would apply.

(b)  Non-Residents of Canada

  The following portion of the summary is applicable to Shareholders who are neither residents nor deemed to be residents of Canada, who deal at arm's length with the Offeror and Hard Suits, who hold their Common Shares as capital property, who do not use or hold and are not deemed to use or hold their Common Shares in carrying on a business in Canada and whose Common Shares do not otherwise constitute taxable Canadian property (a "Non-Resident Holder"). Common Shares will generally not constitute taxable Canadian property to a Non-Resident Holder unless, at any time during the five year period immediately preceding the disposition of Common Shares, not less than 25% of the issued shares of any class or any series of any class of the capital stock of Hard Suits was owned by the Non-Resident Holder, to persons with whom such Non-Resident Holder did not deal at arm's length or to any combination thereof. In any event, even if shares are taxable Canadian property but the fair market value of such shares is not represented more than 50% by Canadian real estate owned by Hard Suits, such shares are generally not taxable in Canada under the Treaty.

  No tax will be payable on any capital gain realized by a Non-Resident Holder whose shares are taken up and paid for under the Offer.

  If the Offeror pursues a Subsequent Transaction, the tax treatment of such a transaction to a non-resident Shareholder will depend on the exact manner in which the transaction is carried out and may be substantially the same as or materially different than described above. A non-resident Shareholder may realize a capital gain or a capital loss and/or a deemed dividend. Dividends paid or deemed to be paid to a non-resident will be subject to Canadian withholding tax at a rate of 25%. Such rate may be reduced under the provisions of an applicable international tax treaty to which Canada is a party. Non-resident Shareholders should consult their own tax advisers for advice with respect to the potential income tax consequences to them of having their Common Shares acquired pursuant to such a transaction.

  The Canadian federal income tax considerations set forth above are for general information only. Shareholders are urged to consult their own tax advisers to determine the particular tax effects to them of the Offer, including under provincial and foreign tax legislation.

                           AVAILABLE INFORMATION

  The Common Shares are listed on the TSE and VSE and, as such, Hard Suits is required to file reports and other information relating to its business, financial affairs and other matters with the TSE and VSE pursuant to the rules of such exchanges. Copies of such material filed with the TSE and VSE should be available for inspection at such exchanges.

  Hard Suits is also subject to the information reporting requirements of the securities laws of certain provinces of Canada. In accordance therewith, Hard Suits is also required to file reports and other information with certain securities regulatory authorities in Canada relating to its business, financial statements and other matters. Information as of particular dates concerning Hard Suits' directors and officers, their remuneration, stock options granted to them, the principal holders of Common Shares, any material interests of such persons in transactions with Hard Suits and certain other matters is required to be disclosed in management information circulars distributed to Shareholders and filed with certain of such securities regulatory authorities and with the TSE and VSE.

  Pursuant to the provisions of the securities laws of various provinces of Canada, the directors of Hard Suits are required, within 10 days after the date of the Offer, to send a Directors' Circular to all Shareholders in connection with the Offer, which circular must disclose any material changes in the affairs of Hard Suits subsequent to the date of the most recent published financial statements of Hard Suits, as well as certain other information relating to Hard Suits, its directors and senior officers.

                             STATUTORY RIGHTS

  Securities legislation in certain of the provinces and territories of Canada provides holders of Common Shares with, in addition to any other rights they may have at law, rights of rescission or to damages, or both, if there is a misrepresentation in a circular or notice that is required to be delivered to the holders of Common Shares. However, such rights must be exercised within prescribed time limits. Holders of Common Shares should refer to the applicable provisions of the securities legislation of their province or territory for particulars of those rights or consult with a lawyer.

                                  CONSENT

TO: The Directors of AOD Acquisition Corp.

  We hereby consent to the reference to our opinion contained under "Summary" and "Canadian Federal Income Tax Considerations" in the Offering Circular accompanying the Offer dated September 25, 1996 made by AOD Acquisition Corp. to the holders of Common Shares of Hard Suits Inc.

Vancouver, Canada                             (Signed) FRASER & BEATTY
September 25, 1996

                          APPROVAL AND CERTIFICATE

  The contents of this Offer and the accompanying Offering Circular have been approved, and the sending, communication or delivery thereof to the holders of common shares of Hard Suits Inc. has been authorized by, the board of directors of AOD Acquisition Corp. The foregoing contains no untrue statement of a material fact and does not omit to state a material fact that is required to be stated or that is necessary to make a statement not misleading in the light of the circumstances in which it was made. In addition, the foregoing does not contain any misrepresentation likely to affect the value or the market price of the common shares of Hard Suits Inc. subject to the Offer.

DATE: September 25, 1996


(Signed) GEORGE C. YAX            (Signed) CATHY M. GREEN
Chairman  of  the  Board,         Vice President- Finance
President and Chief Executive     and Chief Financial
Officer                           Officer

On behalf of the Board of Directors

(Signed) RODNEY W. STANLEY         (Signed) QUINN J. HEBERT
Director                           Director